Exhibit 16(b)

POWER OF ATTORNEY

The undersigned, Robert Fairbairn, a Director/Trustee of BlackRock FundsSM, BlackRock Financial Institutions Series Trust, BlackRock Index Funds, Inc., Quantitative Master Series LLC, BlackRock Large Cap Series Funds, Inc., Master Large Cap Series LLC, BlackRock Funds III and Master Investment Portfolio hereby authorizes Janey Ahn, Neal J. Andrews, Benjamin Archibald, Jay M. Fife, Scott Hilton, Jennifer McGovern and John M. Perlowski, or any of them, as attorney-in-fact, to sign on his behalf in the capacity indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14, filed for BlackRock FundsSM, BlackRock Financial Institutions Series Trust, BlackRock Index Funds, Inc., BlackRock Large Cap Series Funds, Inc. and/or BlackRock Funds III or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of BlackRock FundsSM, BlackRock Financial Institutions Series Trust, BlackRock Index Funds, Inc., Quantitative Master Series LLC, BlackRock Large Cap Series Funds, Inc., Master Large Cap Series LLC, BlackRock Funds III and Master Investment Portfolio, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 22nd day of February, 2018.

Signature	Title

/S/ ROBERT FAIRBAIRN (Robert Fairbairn)	Director/Trustee